Exhibit 24.2
BAS Securitization LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
June 25, 2010
     I, Elizabeth A. Pryor, am Secretary of BAS Securitization LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company as of April 1, 2009, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Elizabeth A. Pryor
Name:	Elizabeth A. Pryor
Secretary

     I, Maria S. Barnes, as an Assistant Secretary of the Company, certify that Elizabeth A. Pryor, is the duly elected and qualified Secretary of the Company and that the signature above is her signature.
     EXECUTED as of June 25, 2010

/s/ Maria S. Barnes
Name:	Maria S. Barnes
Assistant Secretary

* * *
     RESOLVED, that the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, any Assistant Secretary, and any Senior Vice President, Vice President and any other duly appointed officer of the Company (each, a “Designated Officer” and collectively, the “Designated Officers”) are each hereby authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC, a registration statement on Form S-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount not to exceed $12,000,000,000 of asset-backed securities (the “Securities”) directly or indirectly secured by motor vehicle retail installment sales contracts and installment loans and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, one or more forms of prospectus supplement, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “New Shelf Registration Statement”) and to take any and all other action that any such Designated Officer shall deem necessary or advisable in connection with the foregoing.
     RESOLVED, that the foregoing resolutions shall not limit the persons who are authorized to execute the New Shelf Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the New Shelf Registration Statement and each member of the Board and each officer of the Company signing the New Shelf Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the New Shelf Registration Statement.